Exhibit 99.1

Olympic Steel Reports 2009 First Quarter Results

CLEVELAND--(BUSINESS WIRE)--April 29, 2009--Olympic Steel, Inc., (Nasdaq: ZEUS), a national steel service center, today announced its financial results for the first quarter ended March 31, 2009.

Net sales for the first quarter of 2009 totaled $140.9 million, a 48.8% decrease from the $274.9 million for the first quarter a year ago. First quarter 2009 net loss totaled $25.5 million, or $2.34 per diluted share, compared to net income of $13.2 million, or $1.21 per diluted share for last year’s first quarter. The 2009 results include a previously announced $30.6 million lower of cost or market pretax charge to write down the value of inventory as of March 31, 2009. Tons sold in the first quarter of 2009 decreased 45.6% to 171 thousand from 315 thousand in the first quarter of 2008, compared to the Metals Service Center Institute statistics of a 41.8% decline in year-over-year steel shipments for the first quarter of 2009.

Commenting on the results, Chairman and Chief Executive Officer Michael D. Siegal, stated, “These disappointing results are a result of greater than anticipated demand and price destruction, as well as the severe liquidity crisis in the global financial sectors. We expect our results to improve as conditions stabilize,” concluded Mr. Siegal.

Olympic Steel’s Board of Directors approved a regular quarterly cash dividend of $0.02 per share to be paid to shareholders of record as of June 1, 2009, and distributed on June 15, 2009. This is a $0.03 per share decline from the quarterly dividend paid in March.

A simulcast of Olympic Steel’s 2009 first quarter earnings conference call may be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The simulcast will begin at 9:00 a.m. Eastern Time today and a replay of the call will be available for 14 days thereafter.

Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 17 facilities. For further information, visit the Company’s web site at http://www.olysteel.com.

It is the Company’s policy not to endorse any analyst’s sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “should,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” or “continue,” as well as the negative of these terms or other similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: further deterioration of steel demand and steel pricing; general and global business, economic, financial and political conditions, including the ongoing global credit crisis; access to capital and global credit markets; competitive factors such as the availability and pricing of steel, industry shipping and inventory levels, and rapid fluctuations in customer demand and steel pricing; the cyclicality and volatility within the steel industry; the ability of customers (especially those that may be highly leveraged, those in the domestic automotive industry and those with inadequate liquidity) to maintain their credit availability; customer, supplier, and competitor consolidation, bankruptcy or insolvency, especially those in the domestic auto industry; reduced production schedules, layoffs or work stoppages by the our, suppliers’ or customers’ personnel; the availability and costs of transportation and logistical services; equipment installation delays or malfunctions; the amounts, successes and ability to continue our capital investments, including the construction of a new facility in South Carolina and the business information system project; the successes of our strategic efforts and initiatives to increase sales volumes, maintain or improve working capital turnover and free cash flows, reduce costs, inventory and debt in a declining market, while improving customer service; the timing and outcome of inventory lower of cost or market adjustments; OLP’s efforts and ability to liquidate its remaining assets; the adequacy of our existing information technology and business system software and the success of implementing our new enterprise-wide information system; our ability to pay and the determination of amounts of regular quarterly cash dividends in the future; and our ability to generate free cash flow, reduce inventory and repay our debt within anticipated timeframes. Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which disclosure is incorporated herein by reference, and elsewhere in reports that the Company files or furnishes with the SEC. This release speaks only as of its date and the Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures the Company makes on related subjects in its reports filed with or furnished to the SEC.

OLYMPIC STEEL
SELECTED FINANCIAL INFORMATION

(in thousands, except per share data and ratios)

	Three Months Ended
	March 31,
	2009	2008
SUMMARY RESULTS OF OPERATIONS:	(unaudited)

Net sales	$140,873	$274,875

Operating income (loss)	(41,970)	21,227

Income (loss) before income taxes	(42,213)	21,200

Net income (loss)	$(25,455)	$13,161

Earnings per share:

Net income (loss) per share - basic	$(2.34)	$1.22

Net income (loss) per share - diluted	$(2.34)	$1.21

	March 31,		December 31,
	2009	2008	2008
SUMMARY BALANCE SHEET DATA:	(unaudited)		(audited)

Accounts receivable, net	$62,464	$120,433	$77,737

Inventories, net	226,080	195,024	255,300

Net property and equipment	118,415	95,483	113,505

Total assets	456,816	433,129	474,247

Current liabilities	59,199	128,788	95,280

Total debt	89,143	12,731	40,198

Shareholders' equity	297,406	279,147	322,958

Shareholders' equity per share	27.38	25.74	29.73

Debt-to-equity ratio	.30 to 1	.05 to 1	.12 to 1

	Three Months Ended
	March 31,
	2009	2008
OTHER DATA:	(unaudited)

Capital expenditures	7,180	8,116

Cash dividends per share	$0.05	$0.04

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

OLYMPIC STEEL
RESULTS OF OPERATIONS

(in thousands, except per share and tonnage data)

	Three Months Ended March 31,
	2009		2008
	(unaudited)

Tons sold
Direct	151,273		280,003
Toll	20,167		35,421

	171,440		315,424
% change	(45.6%)		1.2%

Net sales	$140,873		$274,875
% change	(48.8%)		6.0%

Costs and expenses

Cost of materials sold (exclusive of items shown below)	120,316	85.4%	208,607	75.9%
Inventory lower of cost or market adjustment	30,609	21.7%	-	0.0%
Warehouse and processing	10,342	7.3%	15,764	5.7%
Administrative and general	9,945	7.1%	13,109	4.8%
Distribution	3,674	2.6%	7,042	2.6%
Selling	3,522	2.5%	4,890	1.8%
Occupancy	1,716	1.2%	1,952	0.7%
Depreciation	2,719	1.9%	2,284	0.8%

Total costs and expenses	182,843	129.8%	253,648	92.3%

Operating income (loss)	(41,970)	(29.8%)	21,227	7.7%

Interest and other expense on debt	243	0.2%	27	0.0%

Income (loss) before income taxes	(42,213)	(30.0%)	21,200	7.7%

Income tax provision (benefit)	(16,758)	39.7%	8,039	37.9%

Net income (loss)	$(25,455)		$13,161

Earnings per share:

Net income (loss) per share - basic	$(2.34)		$1.22

Weighted average shares outstanding - basic	10,880		10,771

Net income (loss) per share - diluted	$(2.34)		$1.21

Weighted average shares outstanding - diluted	10,880		10,851

It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates.

CONTACT:
Olympic Steel, Inc.
Richard T. Marabito, Chief Financial Officer, 216-292-3800
Fax: 216-292-3974